UNITED STATES
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Denny’s Corporation

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FOR IMMEDIATE RELEASE

Investor Contact
Enrique Mayor-Mora, Denny’s - 877-784-7167, or
Bruce Goldfarb/Steve Balet/Pat McHugh, Okapi Partners - 212-297-0720

Media Contact
Michael Fox, ICR - 203-682-8218

DENNY’S FRANCHISEE ASSOCIATION REFUTES CLAIMS OF DISSIDENT STOCKHOLDER GROUP AND ACKNOWLEDGES RESPONSIVENESS

Spartanburg, SC – April 15, 2010 – Denny’s Corporation (NASDAQ: DENN) today released a letter from Craig Barber, Chairman of the Denny’s Franchisee Association (DFA), to Debra Smithart-Oglesby, Denny’s Chair, regarding certain claims made by a group of dissident stockholders currently waging a proxy contest against the Company.  The letter from Mr. Barber, on behalf of the DFA, refutes the claims of the dissident group that Denny’s management has not been responsive to its franchisees and specifically expresses its desire to continue working with the current Board and Company leadership team to continue the improvements that have been achieved in the brand’s performance.

Ms. Smithart-Oglesby stated, “We are very pleased to receive this encouraging and supportive letter from our franchisee association with whom we have worked so hard and so closely in recent months to strengthen the Denny’s brand.  The franchisees are at the center of the new Denny’s business model and they are the key to our success going forward.  With developments like the recently announced partnership with Pilot/Flying J Travel Centers, which has the potential for 190 new units, of which 90% are expected to be franchised, we believe we have laid the foundation for a bright future at Denny’s and we look forward to continuing this progress in partnership with our franchisees.”

Through its Franchise Growth Initiative (FGI), Denny's has been transforming its business model with the goal of achieving a franchise ratio of 90%. In the past three years, Denny's has sold 290 company-owned units to 56 separate franchisees, increasing the percentage of franchised-owned units from 67% in early 2007 to 85% at year end 2009. The DFA represents 85% of Denny's franchised restaurants. A copy of the letter follows:

April 12, 2010

Ms. Debra Smithart-Oglesby
Board Chair
Denny’s Corporation
203 E. Main Street
Spartanburg, SC 29319

Dear Debra:

This letter concerns certain comments made in recent proxy solicitation materials by the Committee to Enhance Denny’s regarding Denny’s Corporation (“Denny’s”), Denny’s Franchisee Association (“DFA”) and by reference, its Board of Directors.  As you know, the DFA Board of Directors, on behalf of its members who represent 85% of all franchised restaurants, are committed to fulfill the DFA mission by working constructively with Denny's leadership to improve the performance and growth of the Brand.
There may be some confusion about communications from the DFA Board during 2009 expressing certain concerns to the Denny’s Board on behalf of its members.  As a result of those communications, a healthy and constructive process began which included a meeting between you and me.  The focus of this process and our meeting involved a comprehensive discussion of the state of the Denny’s Brand, strategic initiatives and franchisee perspectives.

Based on changes in Brand leadership and improvements in processes, initiatives and communications over the past several months, it is inaccurate to say that the concerns of the DFA Board, the DFA or franchisees have been ignored.  In fact, we have commended the decisions made relative to Brand leadership along with recent changes to the Brand’s marketing strategy in collaboration and alignment with franchise leadership to address the everyday affordability of our Brand.

We look forward to working together with Denny’s leadership, including you and your Board, and achieving continued improvements in our Brand’s performance.  Finally, as a point of clarification, the DFA Board has not taken a position that any of the proposed nominees by the Committee have meaningful experience or strategic insights that would be beneficial to the Denny’s Brand or the franchise community.

                                              Sincerely,

                                               /s/ W. Craig Barber

                                              W. Craig Barber
                                              DFA Board Chair

Cc:           DFA Board of Directors
Mr. Nelson Marchioli

About Denny’s
Denny’s is one of America’s largest full-service family restaurant chains, consisting of 1,318 franchised and licensed units and 233 company-owned units, with operations in the United States, Canada, Costa Rica, Guam, Mexico, New Zealand and Puerto Rico.  For further information on Denny’s, including news releases, links to SEC filings and other financial information, please visit www.dennys.com

Forward Looking Statements

The Company urges caution in considering its current trends and any outlook on units and franchise owned disclosed in this press release.  In addition, certain matters discussed may constitute forward-looking statements.  These forward-looking statements involve risks, uncertainties, and other factors that may cause the actual performance of Denny’s Corporation, its subsidiaries and underlying restaurants to be materially different from the performance indicated or implied by such statements.  Except as may be required by law, the Company expressly disclaims any obligation to update these forward-looking statements to reflect events or circumstances after the date of this presentation or to reflect the occurrence of unanticipated events.  Factors that could cause actual performance to differ materially from the performance indicated by these forward-looking statements include, among others:  the competitive pressures from within the restaurant industry; the level of success of the Company’s operating initiatives, advertising and promotional efforts; changes in business strategy or development plans; the full benefits from the partnership with Pilot/Flying J Travel Centers may not be realized, overall changes in the general economy, particularly at the retail level; political environment (including acts of war and terrorism); and other factors from time to time set forth in the Company’s SEC reports, including but not limited to the discussion in Management’s Discussion and Analysis and the risks identified in Item 1A. Risk Factors contained in the Company’s Annual Report on Form 10-K for the year ended December 30, 2009 (and in the Company’s subsequent quarterly reports on Form 10-Q).

Important Additional Information

The Company has filed with the Securities and Exchange Commission ("SEC") and mailed to its stockholders a definitive proxy statement in connection with its 2010 Annual Meeting of Stockholders. Stockholders are strongly advised to read the Company's definitive proxy statement and the accompanying WHITE proxy card before making any voting decisions. Stockholders may obtain copies of the Company's definitive proxy statement, any amendments or supplements to the proxy statement and other documents filed by the Company with the SEC in connection with its 2010 Annual Meeting of Stockholders free of charge at the SEC’s website at www.sec.gov, or on the Company's website at www.dennys.com.  The Company, its directors and officers and certain employees may be deemed to be participants in the solicitation of proxies from stockholders in connection with the Company’s 2010 Annual Meeting of Stockholders. Information concerning persons who may be considered participants in the solicitation of the Company's stockholders under the rules of the SEC is set forth in the Company's definitive proxy statement filed with the SEC on April 8, 2010.
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